                                                                    EXHIBIT 10.2

       [Conformed copy, including 4/1/92 Agreement, and 8/29/97 Amendment]

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made as of this 1st day of April, 1992, by and between TEMERLIN MCCLAIN, INC., a Texas corporation (the "Company"), and DENNIS MCCLAIN (the "Executive").

     1.   TERM OF AGREEMENT; POSITION.

               (a) The Company hereby employs the Executive as President of the Company for a term (the "Term") to begin on April 1, 1992, and which will end, subject to the provisions of paragraph 19 hereof, on March 31, 2001, and the Executive hereby accepts such employment. The Executive shall serve as President of the Company throughout the Term.

               (b) The Executive shall devote his full time, attention and energies during regular business hours to the business and affairs and to promote the interests and welfare of the Company and its subsidiaries. The Company acknowledges that the Executive is involved in community activities, and may engage in the activities described in Paragraph 1(d) below, subject to the terms and conditions of said Paragraph 1(d), and the Company has no objection to such involvement continuing or occurring provided it does not materially interfere with the performance of the Executive's duties hereunder. The Company will give written notice to the Executive in the event the Company believes the Executive's community activities or such other activities described in paragraph 1(d) below are materially interfering with his duties hereunder, and the Executive shall have a reasonable time within which to diminish or delete such activities. The Executive shall perform, to the best of his abilities, as President of the Company, such executive duties with managerial responsibility as may, from time to time, be specified by the Board of Directors consistent with his status as President of the Company. The parties acknowledge that the Executive being President of the Company as hereinabove provided in subparagraph
(a) of this Paragraph 1 is a material term of this Agreement. The Company shall cause the Executive to be elected to its Board of Directors during the Term. The Executive's services shall be performed at the Company's offices in the Dallas Metroplex area, subject to the reasonable travel requirements of his position and duties hereunder. The parties acknowledge that the Executive's performance of services in the Dallas Metroplex area as referred to in the preceding sentence is a material term of this Agreement.

               (c) The Executive shall not during the Term be interested directly or indirectly, in any manner, as a partner, officer, director, stockholder, advisor, employee or in any other capacity, in any other business similar to any of the businesses of the Company or any of its subsidiaries or affiliates; provided, however, that this clause shall not prevent or limit the right of the Executive to own up to five percent (5%) of the issued and outstanding securities of any publicly-owned company whose securities are traded on any securities exchange or in the over-the-counter market; provided further however that this clause shall not apply to Executive from and after the effectiveness of the Company's termination of Executive's employment without Cause (as hereinafter defined) or Executive's termination of employment for Good Reason (as hereinafter defined). In addition, the Company and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"), the parent corporation of the Company, agree that Section 9 of that certain Stockholders' Agreement dated as of February 18, 1988, among BJK&E and certain of its stockholders shall have no applicability to the Executive.

               (d) Subject to the provisions of subparagraphs (b) and (c) above, from and after April 1, 1992, the Executive may, in addition to the community activities described in subparagraph b. above, engage in venture capital transactions and other investments in businesses, other than the advertising, public relations, radio, television or print media businesses, provided that the Executive performs no services for remuneration in connection with any such investments.


     2.   COMPENSATION.

          2.1  BASE COMPENSATION.

               (a) The Company shall compensate the Executive (as adjusted in accordance herewith, his "Base Compensation") for the services to be rendered by the Executive hereunder, including all services to be rendered as a director and executive officer of the Company and a director of BJK&E and as a member of any committee of the Board of Directors of the Company or BJK&E, at the rate of $675,000 per annum.

                    The Executive's annual Base Compensation shall be payable not less frequently than monthly in accordance with the regular executive salary procedures from time to time adopted by the Company. The Company shall deduct from all compensation paid to the Executive hereunder such sums, including but without limitation, Social Security, income tax withholding, and unemployment insurance, as the Company is by law obligated to deduct.

               (b) On April 1, 1993 and on each April 1 thereafter during the Term (the "Adjustment Date"), the Base Compensation shall be adjusted upward based upon the Consumer Price Index for all Urban Consumer/United States City Average, as published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"). Such compensation for the twelve (12) months beginning on each Adjustment Date shall be equal to the Greater of (i) $675,000, or (ii) $675,000, multiplied by a fraction, the numerator of which shall be the CPI published most recently prior to the Adjustment Date and the denominator of which shall be the CPI published most recently prior to April 1, 1992. In no event, however, shall the Base Compensation for any such twelve (12) month period exceed 106% of the Base Compensation payable in the previous twelve (12) month period.

          2.2  FRINGE BENEFITS.

                    The Company agrees that the Executive's fringe benefits, taken as a whole, will not be less than he received as an employee of BJK&E and/or its affiliates as of April 1, 1992.

          2.3  AIR TRAVEL.

               (a) It is understood that it will be necessary for business purposes for the Executive's spouse to accompany the Executive on various business trips from time to time, and whenever the Executive, in the exercise of his reasonable judgment, determines that the presence of the Executive's spouse on any business trip will serve the Company's best interests, the Company will pay for all reasonable travel expenses incurred by the Executive's spouse on such business trip.

               (b) It is acknowledged that Company policy requires all employees, including senior executives, to travel in Economy Class on domestic flights and in Business Class on International flights. However, from time to time the Executive may fly First Class on either a domestic or an international flight whenever the Executive, in the exercise of his reasonable judgment, determines that it is in the best interests of the Company for him to do so, as, for example, and without limitation, when traveling with a client or with talent appearing in a commercial produced by the Company.

               (c) It is understood and agreed that the Chief Financial Officer of BJK&E may from time to time review determinations made by the Executive with regard to travel arrangements as provided in this Paragraph 2.3. If in the reasonable determination of such officer any of such travel arrangements were not in the best interests of the Company, the Executive agrees to conform to such determination with regard to future travel arrangements, without any adjustment of the costs of travel arrangements previously incurred.

          2.4  PARTICIPATION IN CERTAIN BENEFIT PLANS.

                    The Executive shall be entitled to life insurance (in addition to the life insurance hereinbelow provided in Paragraphs 2.5 and 3), medical insurance, Profit Sharing Plan participation, Wealth Accumulation Plan participation and other fringe benefits in accordance with BJK&E's standard policy affecting senior BJK&E executives.

          2.5  SPLIT-DOLLAR LIFE INSURANCE POLICY.

                    The Company will provide the Executive with a split-dollar life insurance policy providing for death benefit in the event of the Executive's death of Two Million Dollars ($2,000,000.00), the annual premium for which will be paid by the

Company, subject to a total annual premium cost to the Company of not more than Thirty-Eight Thousand Five Hundred Dollars ($38,500.00). The Executive shall advise the Company in writing of the name(s) of the beneficiary or beneficiaries of such policy. In the event that the Executive's employment with the Company terminates for any reason other than his death (any such termination being hereinafter the "Termination") within the Term, the following percentage of the cash surrender value shall be paid to the Executive upon such Termination:

                    Year                                 Percentage
                    ----                                 ----------
          Year ending March 31, 1993                         50
          Year ending March 31, 1994                         60
          Year ending March 31, 1995                         70
          Year ending March 31, 1996                         80
          Year ending March 31, 1997                         90
          April 1, 1997 and thereafter                      100

                    The Company shall have the right during the period of the Executive's employment with the Company to borrow against the cash surrender value of such policy. If in the event of Termination, the amount of the cash surrender value to which the Executive is entitled pursuant to the previous paragraph exceeds the amount available to the Executive by reason of loans against the cash surrender value made to the Company, the Company agrees to pay the amount of such excess to the Executive, promptly after Termination.

          2.6  BONUS PLAN.

               (a) During the Executive's employment with the Company, the Executive shall be entitled to participate in the BJK&E Bonus Plan (the "Bonus Plan") duly adopted by BJK&E, a copy of which Plan is annexed hereto as Exhibit
1. An example of the operation of the Bonus Plan as it applies to the Company is annexed hereto as Exhibit 2.

               (b) The Executive and, if Liener Temerlin is employed by the Company, Liener Temerlin shall constitute a committee which shall be responsible for determining which employees of the Company are eligible to participate in the Bonus Plan and the distribution each fiscal year of the Bonus Pool payable under the Bonus Plan among the Company's eligible employees.

               (c) BJK&E agrees, and acknowledges such agreement by its execution of the Guaranty appearing at the end of this Agreement, that it will not authorize or permit either the termination or amendment of the Bonus Plan at any time within the Term without the specific written approval of the Executive, unless, in the case of any amendment of the Bonus Plan, such amendment does not adversely affect or diminish the Executive's rights and privileges under the Bonus Plan.

          2.7  STOCK OPTION PLAN.

                    BJK&E agrees, and acknowledges such agreement by its execution of the Guaranty appearing at the end of this Agreement, to give and grant to the Executive an option to purchase 100,000 shares of the Class B Common Stock of BJK&E pursuant to the terms and conditions of the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan (the "Stock Option Plan"), which plan was effective as of March 30, 1992, a copy of which Stock Option Plan is attached hereto as Exhibit 3. The grant of such option shall be evidenced by the execution by BJK&E and the Executive, simultaneously with the execution of this Agreement, of a Stock Option Agreement, the form of which is annexed hereto as Exhibit 4 (the "Stock Option Agreement").

          2.8  EXPENSES.

                    The Executive shall be reimbursed for the reasonable and actual out-of-pocket expenses incurred by him in the performance of his duties and responsibilities hereunder, provided the Executive shall first furnish to the Company proper vouchers and expense accounts in accordance with the Company policy.

     3.   LIFE INSURANCE.

               BJK&E or the Company may, in the sole discretion of either of them, and at any time during the Term, apply for and procure as owner and for its own benefit insurance on the life of the Executive, in such amounts and in such form or forms as the Company may choose. The Executive shall have no interest whatsoever in any such policy or policies, but he shall, at the request of the Company, submit to such medical examinations, supply such information, and execute such documents as may be reasonably required by the insurance company or companies to whom the Company has applied for such insurance. Upon the termination of Executive's employment by the Company, if BJK&E or the Company owns any life insurance policy on the Executive's life, the Executive shall have the option to acquire such life insurance from such owner at a price equal to its cash surrender value, if any, at the date of the termination of the Executive's employment, and if BJK&E or the Company owns any term life insurance on the Executive's life, the Executive shall have the option to acquire such life insurance from such owner at a price equal to the prepaid premium at the date of the termination of the Executive's employment. However, the Executive shall have no right to acquire any insurance covering his life maintained in connection with the Wealth Accumulation Plan.

     4.   DISABILITY.

               (a) If, on account of any physical or mental disability, the Executive shall fail or be unable to perform under this Agreement for a continuous period of one hundred twenty (120) days or an aggregate period of one hundred eighty (180) days during any consecutive twelve (12) month period, then the Company may, at its option, terminate this Agreement upon thirty (30) days written notice. In such event, the

Executive shall be entitled to receive, in addition to any and all disability and other benefits that he may otherwise be entitled to receive:

                         (i) his Base Compensation and other benefits under Paragraph 2.1, 2.2 and 2.4, for a period ending six months following the date on which the Company terminates this Agreement pursuant to the first sentence of this Paragraph 4 (the date of such termination being called herein the "Termination Date"),

                         (ii) any and all accrued but unpaid bonuses payable to the Executive under the Bonus Plan,

                         (iii) if the Termination Date occurs prior to April 1, 1993, a bonus payable from the Company's Bonus Pool, if any, which is established under the Bonus Plan, for BJK&E's 1993 fiscal year, in an amount determined in the sole discretion of Liener Temerlin (or, if Liener Temerlin dies before making such determination, in an amount determined in the reasonable discretion of the Company's Board of Directors), and

                         (iv) if the Termination Date occurs on or after April 1, 1993, a bonus payable from the Company's Bonus Pool, if any, in an amount equal to one-half of the amount of the bonus amount under the Bonus Plan that was payable to the Executive during the fiscal year of BJK&E immediately preceding the fiscal year in which the Termination Date occurs, subject to the Company having earned a Bonus for such year pursuant to the provision of the Bonus Plan.

                    The option on the part of the Company to terminate provided in this Paragraph 4 is separate, distinct and additional to any right on the part of the Company to terminate this Agreement pursuant to Paragraph 9 hereof.

               (b) If there should be a dispute between the parties hereto as to the Executive's physical or mental disability for purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon for the purpose by the parties or their representatives, or if the parties cannot agree within thirty (30) days after a request for designation of such party, then each party shall designate a physician or psychiatrist and the two of them shall designate a third such-medical professional and the opinion of a majority of the three (3) of them shall settle the question. The certification of such physician or psychiatrist or the majority of the three (3) of them, as the case may be, as to the question in dispute shall be final and binding upon the parties hereto.

     5.   DEATH.

               This Agreement will terminate in the event that the Executive should die during the Term. In such event, the Executive's personal representative and/or family, as the case may be, shall be entitled to receive, in addition to any and all death and other benefits that such representative and/or family may otherwise be entitled to receive:

                         (i) the Executive's Base Compensation and other benefits under Paragraphs 2.1, 2.2 and 2.4 for a period ending six months following the date of his death, and

                         (ii) any and all accrued but unpaid bonuses payable to the Executive under the Bonus Plan.

                         (iii) if the date of his death is prior to April 1, 1993, a bonus payable from the Company's Bonus Pool, if any, for BJK&E's 1993 fiscal year representing a bonus payment under the Bonus Plan for the portion of said fiscal year prior to the Executive's date of death, in an amount determined in the sole discretion of Liener Temerlin (or, if Liener Temerlin dies before making such determination, in an amount determined in the reasonable discretion of the Company's Board of Directors), and

                         (iv)      if the date of his death is on or after
               April 1, 1993, a bonus payable from the Company's Bonus Pool, if any, in an amount equal to one-half of the amount of the bonus under the Bonus Plan that was payable to the Executive during the fiscal year of BJK&E immediately preceding the fiscal year during which he dies, subject to the Company having earned a Bonus for such year pursuant to the provisions of the Bonus Plan.

     6.   VACATION.

               The Executive shall be entitled to four (4) weeks' vacation in any twelve (12) month period or to such greater time that is determined by the Company's Board of Directors to be the Company's vacation policy with respect to its executive officers.

     7. SERVICING ACCOUNTS; SOLICITATION OF THE COMPANY EMPLOYEES; DISCLOSURE OF CONFIDENTIAL INFORMATION.

               Subject to the provisions of Paragraphs 9(d) and 19 hereof, the Executive agrees that during the Term and for a period of one year thereafter, whether or not the Executive is then employed by the Company, and if he is no longer employed by the Company, regardless of the reasons why he is not then so employed, he will not, directly or indirectly, (i) either on the Executive's own behalf or on behalf of any other person, firm or corporation, without the prior written consent of the Board of Directors of BJK&E, solicit or perform any services for or on behalf of any entity or person which is a client of BJK&E or any of its subsidiaries at any time within one year prior to the termination of the Executive's employment with the Company; or (ii) solicit or otherwise initiate any inducement of any persons who are employees of the Company or its subsidiaries to terminate their employment with the Company or such subsidiary.

               The Executive also agrees that he will not at any time (whether before or after the termination of his employment with the Company) disclose to anyone any confidential information or trade secrets of the Company or of any client of the Company, or utilize such confidential information or trade secrets for his own benefit or the benefit of third parties. All records, memoranda, notes and other documents compiled by him or made available to him during his employment concerning the business of the Company or the business of any of its clients shall be and remain the property of the Company, and shall be delivered to the Company upon the termination of the Executive's employment or at any time prior thereto upon request.

               Notwithstanding the foregoing, upon the occurrence of an act of Default (as hereinafter defined) and the failure of the Company to cure such act of Default within the applicable 30 day cure period as provided in Paragraph 9(d) hereof, the Executive shall be entitled to disclose or utilize (for any purpose or reason) any and all of such confidential information and trade secrets (including, without limitation, Procedural Information), except that in no event may the Executive disclose or utilize (i) confidential information or trade secrets about the Company that do not constitute Procedural Information or
(ii) without the written consent of any client of the Company, any confidential information or trade secrets of such client. As used herein, "Procedural Information" means procedures, techniques, policies and programs developed by the Executive at any time, and/or used by the Company or any of its affiliates at any time, to operate the Company's business and/or manage its employees.

     8.   REMEDY FOR BREACH.

               The Executive hereby represents and acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated for in damages. Accordingly, the Executive agrees that, in the event (i) of any breach by him of the second or third sentences of paragraph 1(b) or of paragraphs 1(c), 1(d), 7, 10 or the last sentence of paragraph 19.1 of this Agreement to be performed or observed by him, or (ii) the Executive shall, without the written consent of the Company, leave its employment (except if the Executive leaves the employ of the Company for Good Reason or is terminated by the Company without Cause) and thereafter perform services within the Term for any person, firm, or corporation engaged in competition with the Company, then in the case of either (i) or (ii) the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance of any negative covenant made by the Executive hereunder, or to enjoin the Executive from performing services for any such other person, firm, or corporation, or from breaching any of the provisions of this Agreement referred to in clause (i) of this Paragraph 8.

     9.   TERMINATION FOR CAUSE OR GOOD REASON.

               (a) TERMINATION BY THE COMPANY FOR "CAUSE". The Company shall have the right at any time, by written notice to the Executive, to terminate this Agreement forthwith and to discharge the Executive for Cause (herein so called) if the following shall occur during the employment term: the Executive's continued, willful failure or refusal to perform specific written directives of the Board of Directors of BJK&E or of the Company or of the Chief Executive Officer of BJK&E which directives involve material aspects of the Executive's duties and responsibilities and which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth in Paragraph 1 hereof. The Company agrees, for the benefit of BJK&E, not to terminate this Agreement and discharge the Executive pursuant to this Paragraph 9(a) without the prior consent of the Board of Directors of BJK&E or the Chief Executive Officer of BJK&E.

               (b) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right at any time, within ninety (90) days following the later of the date on which the occurrence of such event becomes known to the Executive or the expiration of any "cure" period as provided below, by giving not less than ten days prior written notice to the Company, to terminate his employment for "Good Reason" which, for purposes of this Agreement, is hereby defined as the occurrence, without the Executive's consent, of one or more of the following events:

                         (i) the failure of BJK&E to make any payments to the Company, or the failure of the Company to make any payments to the employees of the Company, when due under the Bonus Plan within thirty (30) days of BJK&E's receipt of written notice from the Executive of such failure;

                         (ii) if the Executive is not appointed to or is otherwise removed from the office of President of the Company for any reason other than in connection with the termination of his employment with the Company, and, if the Executive is not so appointed, or is so removed, without the prior consent of the Board of Directors of BJK&E or the Chief Executive Officer of BJK&E, the foregoing is not cured within ten (10) days after written notice thereof to the Company;

                         (iii) if the Executive's Base Compensation and/or fringe benefits payable under Paragraph 2 hereof are reduced or, in the case of fringe benefits, are materially reduced, for any reason other than in connection with the termination of his employment with the Company and the foregoing is not cured within thirty (30) days after written notice thereof to the Company;

                         (iv) if the principle office of the Company is moved to a location that is outside the Dallas Metroplex area; or

                         (v) the commission by the Company or BJK&E of a material breach of its obligations under this Agreement, the Bonus Plan as it pertains to the Company or the Stock Option Agreement (other than any breaches referred to in clauses (i) -
               (iv) of this Paragraph 9(b)) which breach shall continue for thirty (30) days after written notice thereof to the Company.

               The Company agrees for the benefit of BJK&E that it will not take any action, or omit to take any action it should take, which results in the Executive having the right to terminate his employment for Good Reason without the prior consent of the Board of Directors of BJK&E or the Chief Executive Officer of BJK&E.

               (c) BENEFITS UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. In the event that the Company terminates the Executive's employment with the Company without Cause or the Executive terminates his employment with the Company for Good Reason, the Executive shall be under absolutely no duty whatsoever to mitigate damages and shall be entitled to receive throughout the remainder of the Term:

                         (i)       the Base Compensation payable to him under
               section 2.1 hereof;

                         (ii) the benefits to which the Executive is entitled under Sections 2.2 and 2.5 hereof;

                         (iii) annually, a dollar amount equal to the sum of the amounts actually contributed annually to qualified plans that would have been allocated to the Executive's account thereunder if the Executive had continued to be employed by the Company for the remainder of the Term; and

                         (iv) if such termination occurs prior to the allocation of bonuses for the Company's employees under the Bonus Plan for the fiscal year ending March 31, 1993, the bonuses that would otherwise be payable to the Executive under the Bonus Plan for the balance of the Term, with the Executive's bonus for that fiscal year to be an amount equal to Twenty-five percent (25%) (the "Percentage") of the Company's Bonus Pool, if any, for that fiscal year and the Executive's bonus each remaining fiscal year of the Term to be an amount equal to the greater of (A) the dollar amount equal to the product of the Percentage multiplied by the Company's Bonus Pool for the fiscal year ending March 31, 1993, and (B) the dollar amount equal to the product of the Percentage multiplied by the Company's Bonus Pool for such remaining fiscal year; amounts under this clause (iii) shall be payable to the Executive at the same time as the Company Bonus Pool to which it relates is paid to employees of the Company, but no later than December 31 of the year in which it is to be paid under the Bonus Plan; and the Company hereby agrees that any amount payable to the Executive under this clause (iv) shall reduce the amounts due and owing to the Company and its Bonus Plan participants under the Bonus Plan.

                         (v) if such termination occurs after the allocation of bonuses for the Company's employees under the Bonus Plan for the fiscal year ending March 31, 1993, the bonuses that would otherwise be payable to the Executive under the Bonus Plan for the balance of the Term (including earned but unpaid bonuses), with the Executive's bonus each remaining fiscal year of the Term to be an amount equal to the greater of (A) the last annual bonus to which the Executive was entitled under the Bonus Plan prior to his termination of employment with the Company, and
               (B) a dollar amount equal to the Company's Bonus Pool for that fiscal year multiplied by the average percentage of the Executive's share of the Company's Bonus Pool for BJK&E's last three fiscal years (or shorter period) prior to Executive's termination of employment (but in no event shall such percentage exceed the Percentage); amounts under this clause (v) shall be payable to the Executive at the same time as the Company Bonus Pool to which it relates is paid to employees of the Company, but no later than December 31 of the year in which it is to be paid under the Bonus Plan; and the Company hereby agrees that any amount payable to the Executive under this clause (v) shall reduce the amounts due and owing to the Company and its Bonus Plan participants under the Bonus Plan.

Subject to the provisions of Paragraphs 9(d) and 19 hereof, the agreements and representations of the Executive contained in Paragraphs 7 and 8 hereof shall remain in effect in accordance with their terms for the remainder of the Term, and if termination pursuant to this Paragraph 9(c) occurs after March 31, 1997, then for a period of one year subsequent to the date of such termination.

               BJK&E and the Company hereby agree that, in the event (i) BJK&E terminates or amends the Bonus Plan in violation of the terms hereof or thereof,
(ii) the Company is liquidated or dissolved or merged or consolidated with or into another corporation which does not continue the Bonus Plan and the activities of which immediately after such merger or consolidation do not consist substantially of the activities of the Company immediately prior to such merger or consolidation, (iii) the Company's assets are sold and the buyer does not continue the Bonus Plan and the buyer's assets immediately after such sale do not consist substantially of the assets of the Company immediately prior to such sale, or (iv) BJK&E, the Company or any successor thereto otherwise materially curtails the Company's or such successor's operations, then in lieu of a bonus formula in clauses (iv) and (v) above the Executive shall be entitled to receive the greater of (A) the bonus he received in the prior year, and (B) $500,000, which bonus amount shall be payable by June 30 following the end of each fiscal year during the Term.

               (d) FAILURE OF THE COMPANY TO MAKE PAYMENTS AFTER TERMINATION BY THE COMPANY WITHOUT CAUSE OR TERMINATION BY THE EXECUTIVE FOR GOOD REASON. If after termination of the Executive's employment by the Company without Cause or the Executive's termination of his employment with the Company for Good Reason, the Company commits an act of Default, as hereinafter defined, the Executive may advise the Company in writing of the occurrence of such Default and, if such act of Default is not cured within thirty (30) days after receipt by the Company of such notice from the Executive, then the Executive shall not thereafter be bound by the agreements and representations contained in Paragraphs 7 and 8 hereof. Therefore, and without limiting the generality of the foregoing, Executive shall thereafter be fully entitled to (i) solicit or perform services for or on behalf of any person or entity which is a client of BJK&E or any of its subsidiaries at any time within one year prior to the termination of the Executive's employment with the Company and (ii) solicit or otherwise initiate any inducement of any persons who are employees of the Company or its subsidiaries to terminate their employment with the Company or any such subsidiary.

               (e) DEFAULT DEFINED. An act of Default, as referred to in subparagraph (d) of this Paragraph 9, shall occur in the event that the Company or BJK&E:

                    (i)       shall fail to make any payment when due hereunder;
               or

                    (ii) shall otherwise commit a material breach of its obligations under this Agreement, the Bonus Plan or the Stock Option Agreement.

     10.  USE OF THE EXECUTIVE'S NAME.

          It is acknowledged that the Executive's surname (the "Surname") is utilized in the Company's name, and the Executive acknowledges the importance to the Company of its ability to continue to use the corporate name into the future without the confusion to the general public and to its clientele which might be occasioned by the use of the Surname by the Executive as the name of another business entity. Accordingly, the Executive gives and grants to the Company the right to use the Surname in the name of the Company in perpetuity; provided, however, that

          (a) the Surname shall only be used when preceded by the name "Temerlin" and the name "Temerlin McClain" shall not be used in conjunction with any other name, word or expression other than "Temerlin McClain, Inc.";

          (b) the Surname shall only be used for advertising or public relations purposes and shall not be licensed or sold (other than in connection with the sale of the business but only if the purchaser agrees in writing to the restrictions on the right to use the Surname contained in this Paragraph 10);

          (c) the Surname shall not be used by other BJK&E subsidiaries (other than subsidiaries of the Company), divisions or other affiliates as long as either the

Executive or Liener Temerlin is employed by, or is otherwise contractually engaged to provide any services to, BJK&E or the Company;

          (d) as long as the Company operates under the Surname, neither it nor its subsidiaries shall accept accounts involving, or on behalf of, the following:

               (i) gambling (including, without limitation, lotteries, horse racing and casinos);

               (ii)      tobacco;

               (iii)     alcohol other than beer or wine;

               (iv) any country, institution, organization, association, other entity or group or individual (but not an individual employee of any such account) that conducts or promotes anti-Semitic practices or policies; and

               (v)       politics.

          (e) all rights to the Surname shall revert to the Executive or his estate in the event that the Company or a permitted assignee ceases using the Surname.

     The parties acknowledge that any determination as to whether or not any entity, country, institution, organization, association, group or individual conducts or promotes anti-Semitism may be difficult to determine on an objective basis. It is therefore acknowledged that if a dispute arises as to whether or not the Company has in fact accepted an account of the type described in clause
(iv) above, the parties agree to resolve such dispute by arbitration under the auspices of the Anti-Defamation League of the B'nai B'rith (the "ADL"). Such arbitration shall be governed by the then current rules of the American Arbitration Association. In this regard, the parties agree that (i) such arbitration shall commence as promptly as possible after the 20th day following service of notice of a dispute by one party on the other, (ii) the proceeding shall be determined by one arbitrator (who shall be selected or approved by the ADL), (iii) the arbitrator shall have authority to determine only the issue of whether or not the entity, country, institution, organization, association, group or individual in question conducts or promotes anti-Semitic activities, and shall have no authority to order a modification or amendment of this agreement, and (iv) the decision of the arbitrator shall be final and binding upon the parties thereto. All reasonable legal and other fees and expenses, including, without limitation, any arbitration expenses incurred by the prevailing party, shall be paid to the prevailing party by the other party to the extent permitted by law.

     If the Executive is deceased and Liener Temerlin is living, the Liener Temerlin shall have the right to waive compliance with clause (d) above, but if both the Executive and Liener Temerlin are deceased, neither's representatives, heirs or estate shall have the right to waive compliance with such clause (d).

     In addition, the Executive covenants and agrees that he will not at any time use or authorize or permit the use of the Surname in connection with any business entity in which the name "Temerlin" appears, and further, that for a period of nine (9) years from the date hereof, he will not use or authorize or permit the use of the Surname in the name of any business entity in which the Executive has any interest of any kind or to any degree.

     The Executive shall have the right to terminate the license granted by this section in the event that (i) the Company terminates this Agreement without Cause, (ii) the Executive terminates this Agreement for Good Reason, (iii) after 120 days prior written notice by the Executive to the Company and the failure to cure the same, any breach by the Company of this Paragraph 10, it being agreed that, for purposes of this Agreement, the Company shall be deemed to have cured any breach arising under this Section 10 by virtue of the Company having accepted an account contrary to clause (d) of this Section 10 if the Company resigns such account within such 120 day period. Without limiting the generality of the foregoing, the Company shall, upon such termination of the license granted by this section, change its name. Notwithstanding the foregoing, the Executive shall have the right to terminate his obligations under the immediately preceding paragraph in the event that said license is terminated pursuant to the immediately preceding sentence and, pursuant to Paragraph 11(d), the Executive is no longer bound by the agreements and representations contained in Paragraphs 9 and 10 hereof and elects to compete with the Company as provided in said paragraphs.

     11.  SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated, merged or reorganized.

          (b) The parties hereto agree that the Executive's services are personal and that this Agreement is executed with respect thereto. Accordingly, the Executive may not assign this Agreement nor any of his rights, duties or obligations created hereunder.

     12.  NOTICES.

          All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given and received forty-eight (48) hours after deposit thereof for mailing at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope and addressed as follows:

To the Executive:   Dennis McClain
                    201 East Carpenter Freeway
                    Dallas/Ft. Worth Airport, TX 75261-9200

With Copy to:       Johnson & Gibbs, P.C.
                    900 Jackson Street, Suite 100
                    Dallas, TX 75202-4499
                    Attn: Richard A. Freling, Esq.

To the Company:     Temerlin McClain, Inc.
                    201 East Carpenter Freeway
                    Irving, Texas 75062
                    Attn: Liener Temerlin, Chairman of the Board

With Copies to:     Bozell, Jacobs, Kenyon & Eckhardt, Inc.
                    40 West 23rd Street
                    New York, New York 10010
                    Attn: Valentine J. Zammit
                    Executive Vice President and
                    Chief Financial Officer

                    Loeb and Loeb
                    230 Park Avenue
                    New York, New York 10169
                    Attn: William J. Marlow, Esq.

The parties hereto may designate a different place at which notice shall be given provided, however, that any such notice of change of address shall be effective only upon receipt.

     13.  ENTIRE UNDERSTANDING.

          This Agreement and the other agreements and instruments referenced herein set forth the entire understanding of the parties hereto with respect to the subject matter thereof and no other representations, warranties or agreements whatsoever have been made to the Executive not herein or therein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement supersedes, effective April 1, 1992, any and all agreements entered into prior thereto affecting the Executive's employment with BJK&E or any of its subsidiary corporations, the provisions of any such prior agreements remaining in effect only with regard to acts occurring prior to April 1, 1992.

     14.  SEVERABILITY.

          Each of the parties hereto specifically acknowledges that it is the desire and intent of the parties that the provisions of this Agreement, specifically including, without limitation, Paragraphs 8 and 10, shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of any provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of the applicable provision in the particular jurisdiction in which such adjudication is made. The failure by either party hereto, at any time, to require performance by the other party hereto of any of the provisions hereof, shall not be deemed a waiver of any kind nor in any way affect the respective rights of such party, to thereafter enforce the same.

     15.  INDEMNIFICATION RIGHTS.

          (a) GENERALLY. BJK&E and the Company agree that, in addition to any rights that the Executive may have under the certificates or articles of incorporation and by-laws of BJK&E and the Company as the same may be in effect from time to time hereafter as to indemnification and advancement of expenses, the Executive shall hereby, as a matter of separate contract, be entitled and continue to be entitled to all rights of indemnification and advancement of expenses provided to directors, officers, employees or agents of BJK&E and the Company or who serve or served at the request of BJK&E or the Company in any capacity with any other corporation or other enterprise, under the certificates or articles of incorporation and by-laws of BJK&E, the Company and such other companies as in effect on the date hereof (the provisions of which are incorporated herein by reference), regardless of any amendments thereto which thereafter occur, which rights BJK&E and the company expressly agree shall apply to the Executive as a director, officer, employee and agent of the Company, and which rights shall continue indefinitely in the Executive's favor as to any actions, suits, claims or proceedings now pending or threatened and as to any actions, suits, claims or proceedings which may hereafter be brought or threatened. Without limiting the terms of the immediately preceding provisions of this Section 15, BJK&E and the Company shall also indemnify and hold harmless the Executive to the fullest extent permitted by applicable law for any liabilities that he might incur as a result of, or in connection with, his service as a member of the boards of directors or other governing bodies of the Dallas Symphony Orchestra or the Boy Scouts of America or any other not-for-profit institution (provided that the Executive gives BJK&E prior written notice that he is going to serve on the board or other governing body of any other not-for-profit institution, in which case BJK&E hereby consents to such service), which indemnification by the Company, however, shall apply only to liability of the Executive remaining after application of the proceeds of any policy of insurance maintained by any such not-for-profit institution and by the Executive which is payable as a result of or in connection with such service by the Executive. BJK&E and the company hereby acknowledge and agree that the Executive's service on such boards and bodies is in the best interests of BJK&E and the Company. BJK&E and the Company shall be subrogated to all of Executive's rights of indemnification and/or contribution from any such not-for-profit institution.

          (b) BJK&E and the Company agree to include the Executive as an insured beneficiary of, and to furnish the Executive with coverage under, any and all director and officer liability insurance policies now or hereafter maintained by BJK&E or the Company or its affiliates to the same extent other current and/or former officers and directors of BJK&E or the Company are provided coverage thereunder. Such coverage shall be furnished to the Executive until the expiration of the statutes of limitations applicable to the liabilities for which indemnification is provided herein. BJK&E and the Company agree to furnish the Executive with evidence of such coverage upon the Executive's written request.

     16.  GOVERNING LAW; JURISDICTION.

          The federal and state courts located in Dallas, Texas shall have exclusive jurisdiction regarding the interpretation and enforcement of this Agreement.

          This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of law principles.

     17.  LEGAL FEES.

          In the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover, in addition to such other relief as to which it may be entitled, its reasonable attorney's fees and costs to be fixed by the court.

     18.  BY-LAWS.

          Paragraph 6 of the By-laws of the Company are attached hereto as
Exhibit 5. The Company hereby agrees (on its behalf and on behalf of BJK&E) not to amend such paragraph during the Term without the prior written consent of the Executive and of BJK&E.

     19.  CERTAIN NOTICES OF RENEWAL OR NON-RENEWAL.

          19.1 THE COMPANY'S WILLINGNESS OR THE EXECUTIVE'S UNWILLINGNESS TO RENEW.

               If either (a) the Company offers, at any time after September 30, 1996, and prior to March 1, 1998, by written notice to the Executive, to renew this Employment Agreement at the end of the Term, and the Executive does not accept such offer in writing within thirty (30) days of his receipt of such notice, or (b) the Executive at any time after September 30, 1996, and prior to March 1, 1998, notifies the Company in writing that he is unwilling to renew this Employment Agreement at the end of the Term, then the Executive's employment will be continued on all of the terms and conditions contained in this Employment Agreement for a period ending on the later of (x) March 31, 1998, and (y) one year after the date of the first receipt of either such notice by the Executive or by the Company, whichever is applicable (such date of termination being the "Actual Termination Date"). In the event of the occurrence of either (a) or (b) above, the agreements and representations of the Executive contained in paragraphs 7 and 8 hereof shall, subject to paragraph 9(d) hereof, remain in effect in accordance with their terms for a period of one year subsequent to the Actual Termination Date and thereafter shall have no applicability to the Executive.

          19.2 THE EXECUTIVE'S WILLINGNESS OR THE COMPANY'S UNWILLINGNESS TO RENEW.

               If either (a) the Executive offers, at any time after September 30, 1996, and prior to March 1, 1998, by written notice to the Company, to renew this Employment Agreement at the end of the Term, and the Company does not accept such offer in writing within thirty (30) days of its receipt of such notice, or (b) the Company at any time after September 30, 1996, and prior to March 1, 1998, notifies the Executive in writing that it is unwilling to renew this Employment Agreement at the end of the Term, then the Executive's employment will be continued on all of the terms and conditions contained in this Employment Agreement for a period ending on the later of (x) March 31, 1998, and (y) one year after the date of the first receipt of either such notice by the Executive or by the Company, whichever is applicable (such date of termination being the "Actual Termination Date"). In the event of the occurrence of either (a) or (b) above, the agreements and representations of the Executive contained in paragraphs of 7 and 8 hereof shall, subject to paragraph 9(d) hereof, cease on the Actual Termination Date and thereafter shall have no applicability to the Executive.

          19.3 NONAPPLICABILITY OF THIS PARAGRAPH.

               This paragraph 19 shall be of no force or effect if the Executive's employment hereunder is terminated prior to April 1, 1998 without Cause or for Good Reason.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   TEMERLIN MCCLAIN, INC.
                                   A Texas Corporation

                                   By: /s/ Liener Temerlin
                                   ---------------------------------------


                                   "EXECUTIVE"

                                   /s/ Dennis McClain
                                   ---------------------------------------
                                   DENNIS McCLAIN

     The payment and performance by the Company of its obligations set forth in this Agreement are hereby guaranteed by Bozell, Jacobs, Kenyon & Eckhardt, Inc.

BOZELL, JACOBS, KENYON & ECKHARDT, INC.

By   /s/ Charles D. Peebler, Jr.
     -----------------------------
     Chief Executive Officer